UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2009 (August 19, 2009)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2009, Cell Therapeutics, Inc. (the “Company”) entered into a letter agreement (the “Engagement Letter”) with Rodman & Renshaw, LLC, as placement agent (the “Placement Agent”), relating to a proposed offering of securities of the Company. A copy of the Engagement Letter is attached hereto as Exhibit 1.1 and incorporated herein by reference.

On August 19, 2009, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and the purchaser thereunder (the “Purchaser”). Pursuant to the Purchase Agreement, the Company agreed to issue to the Purchaser in a registered offering (i) 30,000 shares of the Company’s Series 2 Preferred Stock, no par value per share (such shares, the “Preferred Shares”), initially convertible into 18,853,103 shares of the Company’s common stock, no par value per share (the “Common Stock”), and (ii) warrants to purchase up to 4,713,276 shares of Common Stock (the “Warrants”), for an aggregate offering price of $30 million (the “Offering”). A copy of the form of Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Each Warrant has an exercise price of $1.70 per share of Common Stock. The Warrants are exercisable immediately upon the date of issuance and expire nine months after the date of issuance. A copy of the form of the Warrants is attached hereto as Exhibit 4.1 and incorporated herein by reference.

All Preferred Shares and Warrants, and the shares of Common Stock issuable upon conversion or exercise of the Preferred Shares and Warrants, as the case may be (collectively, the “Underlying Shares”), were offered and sold by the Company under its registration statement on Form S-3 (File No. 333-161442), as supplemented by the prospectus supplement dated August 19, 2009 and filed with the Securities and Exchange Commission on August 20, 2009.

On August 20, 2009, the Purchaser elected to convert all of the Preferred Shares and to receive the 18,853,103 shares of Common Stock issuable upon such conversion at the closing. On August 21, 2009, the Company closed the Offering.

The above descriptions of the Engagement Letter, the Purchase Agreement, and the Warrants are qualified in their entirety by reference to Exhibits 1.1, 10.1 and 4.1 attached hereto, respectively.

In connection with the Offering and as partial compensation for the Placement Agent’s services, the Company issued to the Placement Agent a warrant to purchase up to 565,593 shares of Common Stock at an exercise price of $2.125 per share.

A copy of the opinion of O’Melveny & Myers LLP relating to the legality of the Preferred Shares, the Warrants and the Underlying Shares is attached hereto as Exhibit 5.1.

Item 3.03	Material Modification to Rights of Security Holders.

On August 19, 2009, the Company filed Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington, establishing the Series 2 Preferred Stock. Each share of Series 2 Preferred Stock is entitled to a liquidation preference equal to the stated value of such share of Series 2 Preferred Stock plus any accrued and unpaid dividends before the holders of Common Stock or any other junior securities of the Company receive any payments upon such liquidation. The Series 2 Preferred Stock is not entitled to dividends except to share in any dividends actually paid on the Common Stock or any pari passu or junior securities. The Series 2 Preferred Stock is convertible into Common Stock, at the option of the holder, at an initial conversion price of $1.59125 per share, subject to a 10% blocker provision. The Series 2 Preferred Stock has no voting rights except for limited protective provisions and except as is otherwise required by law. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The above description of the Articles of Amendment is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 19, 2009, the Company filed the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Articles of Amendment, which are effective as of August 19, 2009, establish and designate the Series 2 Preferred Stock and the rights, preferences and privileges thereof.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, entitled “Cell Therapeutics, Inc. Announces Closing of Registered Offering of $30 Million of Preferred Stock and Warrants” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
1.1	Letter Agreement, dated August 19, 2009, by and between Cell Therapeutics, Inc. and Rodman & Renshaw, LLC

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

4.1	Form of Common Stock Purchase Warrant.

5.1	Opinion of O’Melveny & Myers LLP.

10.1	Form of Securities Purchase Agreement.

99.1	Press Release, dated August 21, 2009, entitled “Cell Therapeutics, Inc. Announces Closing of Registered Offering of $30 Million of Preferred Stock and Warrants.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: August 21, 2009	By:	/s/ James Bianco
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Letter Agreement, dated August 19, 2009, by and between Cell Therapeutics, Inc. and Rodman & Renshaw, LLC

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

4.1	Form of Common Stock Purchase Warrant.

5.1	Opinion of O’Melveny & Myers LLP.

10.1	Form of Securities Purchase Agreement.

99.1	Press Release, dated August 21, 2009, entitled “Cell Therapeutics, Inc. Announces Closing of Registered Offering of $30 Million of Preferred Stock and Warrants.”